EXHIBIT 4.6
KINARK CORPORATION
5,619,615 SHARES OF COMMON STOCK
OFFERED PURSUANT TO RIGHTS
DISTRIBUTED TO STOCKHOLDERS OF
KINARK CORPORATION

To Our Clients:

     Enclosed for your consideration are a Prospectus and Proxy Statement, dated ________________, 1995, and the "Instructions as to Use of Kinark
Corporation Subscription Certificates" relating to the offer by Kinark
Corporation (the "Company") of 5,619,615 shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company, at a subscription price of
$2.00 per share for each share of Common Stock, in cash, pursuant to nontransferable subscription rights (the "Rights") initially distributed to holders of record ("Record Owners") of Common Stock as of the close of business on _________________, 1995 (the "Record Date").

     As described in the accompanying Prospectus and Proxy Statement, you will receive three nontransferable Rights for each two shares of Common Stock carried by us in your account as of the Record Date. Each Right will entitle you to subscribe for one share of Common Stock (the "Basic Subscription
Privilege") at a subscription price of $2.00 per share (the
"Subscription
Price"). In addition, if you elect to exercise all or part of your Basic
Subscription Privilege, you will also have the right (the
"Oversubscription
Privilege") to subscribe for any shares of Common Stock available after satisfaction of all subscriptions pursuant to Basic Subscription Privileges
("Excess Shares"), in an amount up to 50% of the shares that the holder is entitled to purchase under the Basic Subscription Privilege, subject to proration, at the Subscription Price. If there are insufficient Excess Shares to satisfy all exercised Oversubscription Privileges, Excess Shares will be allocated pro rata among all holders of Rights exercising Oversubscription
Privileges. Such pro rata allocation will be based upon the number of shares of Common Stock subscribed for pursuant to each holder's Basic Subscription
Privilege relative to the aggregate shares of Common Stock subscribed for pursuant to Basic Subscription Privileges by all such holders then being prorated.

     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE
BENEFICIAL OWNER
OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED
IN YOUR NAME.
EXERCISES OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER
AND PURSUANT TO
YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Proxy Statement and the related Instructions as to Use of Kinark Corporation Subscription Certificates. However, we urge you to read these documents carefully before instructing us to exercise Rights.

     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS
POSSIBLE IN
ORDER TO PERMIT US TO EXERCISE RIGHTS ON YOUR BEHALF IN
ACCORDANCE WITH THE
PROVISIONS OF THE OFFERING.  THE OFFERING WILL EXPIRE AT 5:00
P.M., NEW YORK
CITY TIME, ON __________________, 1995, UNLESS THE OFFERING IS
EXTENDED BY THE
COMPANY.  ONCE YOU HAVE EXERCISED A RIGHT, SUCH EXERCISE MAY NOT
BE REVOKED.

     If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING
SHOULD BE
DIRECTED TO MORROW & CO., INC., THE INFORMATION AGENT, AT THE
FOLLOWING
TELEPHONE NUMBER: (800) ___-____.

INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $.10 per share (the "Common Stock"), of Kinark
Corporation
(the "Company").

     This will instruct you whether to exercise Rights to purchase shares of
Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and Proxy Statement and the related
Instructions as to Use of Kinark Corporation Subscription
Certificates.

     Box 1. [ ] Please DO NOT EXERCISE RIGHTS for shares of
Common Stock.
     Box 2. [ ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.


                    NUMBER OF SUBSCRIPTION
                    SHARES    PRICE          PAYMENT

Basic Subscription Right:X    $ 2.00=        $    (Line 1)
Oversubscription Right:  X    $ 2.00=        $    (Line 2)
        Total Payment Required=$ (Sum of Lines 1 and 2; must equal total of amounts in
Boxes 3 and 4)

 Box 3. [ ] Payment in the amount of $________________ has been arranged
by:

                    [ ]  enclosing a check
                         (bank and account number:)
                    [ ]  wire transfer of funds
                         (name of transferor institution:)

     Box 4. [ ] Please deduct payment from the following account maintained by you as follows:




Type of Account                              Account No.


          Amount to be deducted: $

Date:                              , 1995


                                             Signature(s)

                                             Please type or print
name(s) below